                           THE SPORTS AUTHORITY, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 30, 2002

                       -------------------------------

Dear Shareholder:

     The 2002 annual meeting of shareholders of The Sports Authority, Inc. will be held on Thursday, May 30, 2002, at 9:00 A.M. at the Company's corporate headquarters, 3383 North State Road 7, Ft. Lauderdale, Florida 33319. At the meeting, shareholders will act on the following matters:

   1. Election of four Class II Directors, each for a term of three years;

   2. Approval of the 2000 Stock Option and Stock Award Plan, as amended;

   3. Approval of the Annual Incentive Bonus Plan, as amended;

   4. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 2002; and

   5. Any other matters that properly come before the meeting.

     You must be a shareholder of record at the close of business on April 1, 2002 to vote at the meeting or any adjournments or postponements of the meeting. Regardless of whether you will attend, please promptly complete, sign, date and return your proxy card in the enclosed envelope or vote your shares by using a touch-tone telephone or through the Internet, as explained on the proxy card and in the accompanying proxy statement. Voting by mail, by telephone or through the Internet will not prevent you from voting in person at the meeting.

                                           By Order of the Board of Directors,

                                           /s/ FRANK W. BUBB

Ft. Lauderdale, Florida                    FRANK W. BUBB
April 26, 2002                             Secretary

                              TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING .................................................................     1
     What is the purpose of the meeting? .................................................     1
     Who can vote? .......................................................................     1
     Who can attend the meeting? .........................................................     1
     What constitutes a quorum? ..........................................................     1
     How do I vote? ......................................................................     1
     Can I change my vote after I vote? ..................................................     2
     How do I vote my 401(k) Plan and Employee Stock Purchase Plan shares? ...............     2
     Who counts votes? ...................................................................     2
     What are the Board's recommendations? ...............................................     2
     What vote is required to approve each item? .........................................     2
     Who pays the proxy solicitation costs? ..............................................     3
     How do I submit shareholder proposals and Director nominations? .....................     3
STOCK OWNERSHIP ..........................................................................     3
     Who are the largest owners of the Company's stock? ..................................     3
     How much stock do the Company's Directors and executive officers own? ...............     4
PROPOSAL 1: ELECTION OF DIRECTORS ........................................................     5
   Nominees for Election as Class II Directors ...........................................     5
   Directors Continuing in Office ........................................................     6
   Information on the Board of Directors .................................................     7
     How often did the Board meet during fiscal 2001? ....................................     7
     What committees has the Board established? ..........................................     7
     How are Directors compensated? ......................................................     7
   Executive Compensation ................................................................     8
     Compensation Committee Report on Executive Compensation .............................     8
     Executive Compensation for Last Three Fiscal Years ..................................    11
     Stock Options .......................................................................    12
     Long-Term Incentive Plan Awards .....................................................    13
     Retirement Benefits .................................................................    13
     Employment and Severance Agreements .................................................    14
     Comparative Shareholder Return ......................................................    16
   Section 16(a) Beneficial Ownership Reporting Compliance ...............................    16
   Certain Transactions ..................................................................    16
PROPOSAL 2: APPROVAL OF THE 2000 STOCK OPTION AND
STOCK AWARD PLAN, AS AMENDED .............................................................    17
   Reasons for Amending the 2000 Plan ....................................................    17
   Description of the Amended Plan .......................................................    17
   Federal Income Tax Consequences .......................................................    20
   Market Price of Shares ................................................................    21
PROPOSAL 3: APPROVAL OF THE ANNUAL INCENTIVE
BONUS PLAN, AS AMENDED ...................................................................    21
   Description of the Amended Plan .......................................................    21
   Federal Income Tax consequences .......................................................    23
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
PUBLIC ACCOUNTANTS .......................................................................    24
   Audit Fees ............................................................................    24
   Audit Committee Report ................................................................    24
EXHIBIT A The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan, as Amended ..    A-1
EXHIBIT B The Sports Authority, Inc. Annual Incentive Bonus Plan, as Amended .............    B-1

                           THE SPORTS AUTHORITY, INC.
                            3383 North State Road 7
                          Ft. Lauderdale, Florida 33319

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

     This proxy statement is being mailed on or about April 26, 2002, in connection with the solicitation of proxies by the Board of Directors of The Sports Authority, Inc. for use at the 2002 annual meeting of shareholders and at any postponements or adjournments of the meeting. The meeting will be held on Thursday, May 30, 2002, at 9:00 A.M. at the Company's corporate headquarters, 3383 North State Road 7, Ft. Lauderdale, Florida 33319.

                           ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

     At the Company's annual meeting, shareholders will act upon the matters outlined in the notice of the annual meeting on the cover page of this proxy statement, including the election of four Class II Directors for three-year terms, approval of the 2000 Stock Option and Stock Award Plan, as amended, approval of the Annual Incentive Bonus Plan, as amended, and ratification of the appointment of the Company's independent public accountants for fiscal 2002. In addition, the Company's management will report on the performance of the Company during fiscal 2001 and respond to appropriate questions from shareholders.

Who can vote?

     If you owned stock at the close of business on the record date, April 1, 2002, you are entitled to receive notice of the annual meeting and to one vote for each share you owned on that date on each matter to be acted upon at the meeting, or any postponements or adjournments of the meeting.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. A list of shareholders entitled to notice of and to vote at the meeting will be available for inspection at the meeting and at the Company's corporate offices for at least ten days before the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. You will be required to present acceptable proof of stock ownership for admission to the meeting, including a copy of a brokerage statement reflecting your stock ownership as of the record date if you hold your shares in "street name" (that is, through a broker or other nominee).

What constitutes a quorum?

     A quorum is necessary to hold a valid meeting of shareholders. A majority of the shares outstanding on the record date and entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. If a quorum is not present at the meeting, the shareholders present in person or represented by proxy will have the power to adjourn the meeting until a quorum is present in person or by proxy, with no other notice than announcement at the meeting. Any business that could have been transacted at the originally noticed meeting can be transacted at the adjourned meeting at which a quorum is present in person or by proxy. As of the record date, there were 32,716,790 shares of common stock of the Company outstanding. Proxy cards received but marked as "WITHHOLD VOTE", abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     Shareholders of Record. If you are a shareholder of record, you may vote any one of four ways:

   o By mail: complete and properly sign and date the accompanying proxy card and return it to American Stock Transfer and Trust Company, the Company's stock transfer agent, in the enclosed postage-prepaid envelope.

   o By touch-tone telephone: call 1-800-PROXIES and follow the instructions. Have your proxy card and control number, which is indicated on your proxy card, available when you call.

   o By the Internet: access the web page at WWW.VOTEPROXY.COM and follow the on-screen instructions. Have your control number available when you access the web page.

   o In person at the meeting: if you attend the meeting, you may deliver your completed proxy card in person.

     Beneficial Owners. If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions you receive from the holder of record to vote your shares. Telephone and Internet voting are also available to shareholders owning stock through most major banks and brokers.

Can I change my vote after I vote?

     Yes. Even after you have voted, you may change your vote at any time before the proxy is exercised at the meeting. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) Plan and Employee Stock Purchase Plan shares?

     If you participate in The Sports Authority 401(k) Savings and Profit Sharing Plan, you may vote the shares allocated to your account (including unvested shares), as of the record date. You may vote by instructing State Street Bank and Trust Company, the trustee of the Plan, by following the instructions for shareholders of record under "How do I vote?" If you do not give instructions, the shares allocated to your account will be voted by the trustee in the same proportion that it votes shares for which it did receive timely instructions.

     If you participate in the Employee Stock Purchase Plan, you may vote your shares as if you owned them outside the Plan by following the instructions for shareholders of record under "How do I vote?"

Who counts votes?

     American Stock Transfer and Trust Company, the Company's stock transfer agent, will count the votes. An employee of American Stock Transfer and Trust Company has been appointed by the Board as an independent inspector of election for the meeting.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card or when voting by telephone or the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is included in the description of each item in this proxy statement. In summary, the Board recommends a vote:

   o  For election of the nominated slate of Class II Directors;

   o  For approval of the 2000 Stock Option and Stock Award Plan, as amended;

   o  For approval of the Annual Incentive Bonus Plan, as amended; and

   o For ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 2002.

     The Company does not know of any business that will be presented for consideration at the annual meeting other than the items referred to above. If other matters are properly brought before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast by shares present in person or represented by proxy and entitled to vote in the election of Directors is required to elect the Directors nominated. Votes withheld and broker non-votes will not be counted as votes cast in the election of Directors and, as a result, will have no effect on the outcome of that vote.

     Other Items. For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item is required for approval. In determining whether a proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.

Who pays the proxy solicitation costs?

     Your proxy is being solicited by the Board. The Company pays the costs of soliciting your proxy and reimburses banks, brokerage firms, trustees and other custodians, nominees and fiduciaries for reasonable costs incurred by them in forwarding proxy materials to you. Solicitation will be made by mail, and may be made personally or by telephone by officers and regular employees of the Company without compensation other than their regular compensation.

How do I submit shareholder proposals and Director nominations?

     Under Rule 14a-8 under the Securities Exchange Act of 1934, any proposal you intend to present at the Company's 2003 annual meeting must be received by the Company's Secretary at the corporate headquarters no later than December 27, 2002 to be eligible for inclusion in the proxy materials for the meeting.

     Under the Company's bylaws, you can nominate a person for election to the Board or propose any matter for consideration at an annual meeting if you are a shareholder of record on the record date for the meeting and on the date you give the Secretary of the Company at the corporate headquarters timely notice of the nomination or proposal in proper written form. The notice must be delivered not less than 60 or more than 90 days prior to the date of the annual meeting. If the Company gives less than 70 days notice of the date of the annual meeting to shareholders or the public, then your notice does not have to be received by the Company's Secretary until the close of business on the tenth day after the earlier of the day the Company discloses the annual meeting date or mails notice of the meeting date. To be in proper written form, your notice must contain specified information about you and the person whom you propose to nominate or the matter to be presented at the meeting.

                                STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

     The following table sets forth certain information concerning the beneficial ownership of shares by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares. This information is shown as of December 31, 2001 and is based on the most recent Schedules 13G filed by these shareholders with the Securities and Exchange Commission, where indicated. Except as otherwise indicated, these shareholders have sole voting power and sole dispositive power with respect to the number of shares shown.

                                                                               Percent of Shares
Name and Address                                          Number of Shares        Outstanding
----------------                                          ----------------        -----------
AEON Co., Ltd. .......................................        3,030,000            9.3%
51-1, 1-chome,
Nakase, Mihama-ku,
Chiba-shi, Chiba 261, Japan

Dimensional Fund Advisors Inc. (1) ...................        2,317,293            7.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Cannell Capital LLC and J. Carlo Cannell (2) .........        2,140,500            6.6%

----------
(1) Dimensional Fund Advisors Inc. reported on its Schedule 13G for 2001 that it possesses voting and/or investment power over the shares that are owned by four investment companies and other commingled group trusts and separate accounts to which it furnishes investment advice. Dimensional disclaims beneficial ownership of the shares.

(2) Cannell Capital LLC reported on its Schedule 13G for 2001 that it shares voting and investment power over the shares that are owned by its investment advisory clients. J. Carlo Cannell controls Cannell Capital LLC by virtue of his position as managing member and majority owner of Cannell Capital LLC.

How much stock do the Company's Directors and executive officers own?

     The following table shows the number of shares of the Company beneficially owned by each Director, each Director nominee and the executive officers named in the Summary Compensation Table on Page 11, and by all Directors, nominees and executive officers as a group, as of April 1, 2002. Except as otherwise indicated, all persons listed below have sole voting power and sole dispositive power with respect to the number of shares shown, except to the extent that power is shared by spouses under applicable law. The number of shares shown includes shares which the person has the right to acquire pursuant to options which are vested or which will vest within 60 days after April 1, 2002, as well as all deferred shares and restricted shares held by such person.

                                                                       Percent of Shares
Name                                              Number of Shares        Outstanding
----                                              ----------------        -----------
A. David Brown ...............................         32,928(1)                *
Mary Elizabeth Burton ........................         31,597(2)                *
Cynthia R. Cohen .............................         25,906(3)                *
Steve Dougherty ..............................        204,931(4)                *
Julius W. Erving .............................         30,201(5)                *
Carol A. Farmer ..............................         40,666(6)                *
Paul E. Fulchino .............................              0                  --
Martin E. Hanaka .............................        830,205(7)              2.5%
Elliott J. Kerbis ............................         70,000(8)                *
George R. Mihalko ............................        160,897(9)                *
Kevin M. McGovern ............................         33,794(10)               *
Charles H. Moore .............................         28,310(11)               *
Arthur Quintana ..............................         91,878(12)               *
James R. Tener ...............................         73,297(13)               *
All Directors, nominees and executive officers
 as a group (14 persons) .....................      1,451,486                 4.4%

----------
*    Represents less than one percent.

(1) Includes 17,583 shares granted under the Director Stock Plan, receipt of which Mr. Brown elected to defer under the terms of that Plan, and options to purchase 6,500 shares.

(2) Includes 10,810 shares granted under the Director Stock Plan, receipt of which Ms. Burton has elected to defer under the terms of that Plan, and options to purchase 5,000 shares.

(3)  Includes options to purchase 17,500 shares.

(4)  Includes options to purchase 15,707 shares.

(5)  Includes options to purchase 10,100 shares.

(6)  Includes options to purchase 15,707 shares.

(7)  Includes options to purchase 350,000 shares and 135,580 restricted shares.

(8)  Includes 10,000 unvested restricted shares.

(9)  Includes options to purchase 16,667 shares and 54,230 restricted shares.

(10) Includes 10,982 shares granted under the Director Stock Plan, receipt of which Mr. McGovern has elected to defer under the terms of that Plan, and options to purchase 5,000 shares.

(11) Includes 10,810 shares granted under the Director Stock Plan, receipt of which Mr. Moore has elected to defer under the terms of that Plan, and options to purchase 6,500 shares.

(12) Includes options to purchase 62,834 shares and 11,980 restricted shares.

(13) Includes options to purchase 16,667 shares and 39,230 restricted shares.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

                  Nominees for Election as Class II Directors

     The Board is divided into three classes, each having three-year terms that expire in successive years. There are currently ten Directors, of whom four are in Class II and three are in Classes I and III. The current term of the Directors in Class II, Cynthia R. Cohen, Steve Dougherty, Kevin M. McGovern and Paul E. Fulchino, expires at the 2002 annual meeting. The Board proposes that each of these current Class II Directors be re-elected for a new term of three years commencing at the meeting and ending in 2005 or until their respective successors are elected and qualified or until their earlier death, resignation or removal.

     Each of the nominees has consented to serve a three-year term as a Director. To the best knowledge of the Board, each of the nominees is and will be able to serve if elected at the annual meeting. If any of them becomes unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxy holders will vote for the substitute nominee designated by the Board.

     The Board recommends that shareholders vote "FOR" the Company's nominees for Director.

     Set forth below is a brief biography of each nominee and of all other Directors who will continue in office after the meeting.

                                    CLASS II

                             Term Expiring in 2005

Cynthia R. Cohen, age 49.                           Director since December 1998

     Ms. Cohen is the founder of Strategic Mindshare, a strategic management consulting firm serving retailers, consumer product manufacturers and e-businesses, and has served as its President since the Company's inception in 1990. Prior to that, Ms. Cohen was a partner with Deloitte Consulting. Ms. Cohen is a director of Office Depot, Inc. (an office supply retailer) and Hot Topic (a teen apparel retailer). In addition, Ms. Cohen serves on the Executive Advisory Board for the Center for Retailing Education at the University of Florida and is Vice Chair of the Board of the Center for Women's Business Research.

Steve Dougherty, age 54.                               Director since March 1995

     Mr. Dougherty is currently the President, General Partner and a director of SLD Properties, Inc., a real estate concern based in Boca Raton, Florida, a position he has held since 1993. Mr. Dougherty co-founded Office Depot, Inc. and Mr. How Warehouse (a retail home improvement chain). He served as President, Chief Operating Officer and a director of Office Depot from 1986 until his retirement in 1990 and prior thereto served as an executive officer and a director of Mr. How Warehouse.

Paul E. Fulchino, age 55.                          Director since September 2001

     Mr. Fulchino serves as the Chairman, President and Chief Executive Officer of Aviall, Inc., an independent technology-based provider of new and re-sellable component products and related services to the aviation and marine aftermarket, a position he has held since December 1999. Prior to that, Mr. Fulchino served in the capacities of President and Chief Operating Officer of B/E Aerospace between 1996 and 1999, and served as President and Vice Chairman of Mercer Management Consulting (an international management consulting firm) between 1990 and 1996. Mr. Fulchino also serves as a director of Aviall, Inc. and Global Technology Systems, and is a member of the President's Advisory Board of Embry Riddle Aeronautical University.

Kevin M. McGovern, age 53.                              Director since June 2000

     Mr. McGovern is currently the Chairman and Chief Executive Officer of McGovern Capital LLC, which structures, funds, and implements capital formation, joint ventures and business alliances. He is the principal in the law firm of McGovern & Associates and Chairman of Greenwich Alliances, which specializes in the formation and negotiation of strategic alliances. He also serves as a Trustee of Cornell University.

                        Directors Continuing in Office

                                    CLASS I

                             Term Expiring in 2004

Julius W. Erving, age 52.                                Director since May 1997

     Since June 1997, Mr. Erving has served as Vice President of RDV Sports and as Executive Vice President of its division, the Orlando Magic Basketball Club. Mr. Erving engages in various product endorsements and promotions, which are managed by the Erving Group, Inc., of which he is the founder and President, a position he has held since 1979. Mr. Erving is a director of Saks Holdings Inc. (retail department stores), Darden Restaurants, Inc. and Williams Communication Group.

Martin E. Hanaka, age 52.                           Director since February 1998

     Mr. Hanaka was elected as the Chairman of the Company in November 1999, after having been elected as the Chief Executive Officer in September 1998, and having joined the Company as Vice Chairman in February 1998. From 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer and a director of Staples, Inc. (an office supply retailer). Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from 1992 to 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in charge of Sears Brand Central. Mr. Hanaka also serves as a director of Trans-World Entertainment (movie and video retail chain under several brands) and the Sporting Goods Manufacturers Association, as a National Trustee of the Boys & Girls Clubs of America, and as a member of the Cornell University Entrepreneurship and Personal Enterprise Council and the Cornell University Council.

Charles H. Moore, age 72.                                Director since May 1999

     Mr. Moore serves as the Executive Director of the Committee to Encourage Corporate Philanthropy, having served as deputy to the Chairs from November 1999 through March 2001. Mr. Moore served as the Director of Athletics at Cornell University between 1994 and August 1999. Previously, Mr. Moore served as Executive Vice President of Illinois Tool Works, Inc. in 1991 and 1992, and as President and Chief Executive Officer of Ransburg Corporation from 1988 to 1992. Mr. Moore served as a Public Sector Director of the United States Olympic Committee and as Chairman of that organization's Audit Committee between 1992 and 2000. Mr. Moore is a Governor of the National Art Museum of Sport, of which he is the former Chairman and Chief Executive Officer, a National Board member of the Smithsonian Institution, a Commissioner of the Smithsonian American Art Museum, and a Regent of Mercersburg Academy.

                                   CLASS III

                             Term Expiring in 2003

A. David Brown, age 59.                             Director since December 1998

     Mr. Brown is a Partner in Whitehead Mann, an executive search firm. Mr. Brown served as the Managing Director of Pendleton James Associates (which was acquired by Whitehead Mann in August 2000) since May 1997, after having served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1994 to May 1997, as Senior Vice President for Human Resources at R. H. Macy & Co. from 1983 to June 1994, and as a director of R. H. Macy & Co. from 1987 to 1992. Mr. Brown is also a director of Zale Corporation (a jewelry retailer) and Selective Insurance Group, Inc., a member of the Board of Trustees of Drew University, and a member of the Board of Trustees of the Jackie Robinson Foundation.

Mary Elizabeth Burton, age 50.                          Director since July 1999

     Ms. Burton currently serves as the Chairman and Chief Executive Officer of BB Capital, Inc., a company which she founded in 1992 to provide advisory services to and make investments in small to medium sized retail businesses. Previously, Ms. Burton served as the Chief Executive Officer of a number of companies, including Supercuts, Inc., PIP Printing and Cosmetic Center, Inc. Ms. Burton is also a director of Staples, Inc.

Carol Farmer, age 57.                                Director since January 1995

     Ms. Farmer has been the President of Carol Farmer Associates, Inc., a trend forecasting and retail consulting firm, since she founded it in 1984. Prior to that, Ms. Farmer was Executive Vice President of Lerner Stores and Vice President of American Can Company.

                     Information on the Board of Directors

How often did the Board meet during fiscal 2001?

     The Board held four regular meetings and two special meetings during fiscal 2001.

What committees has the Board established?

     The Board has standing Audit, Compensation, Governance and Executive Committees. These committees held a total of sixteen meetings during fiscal 2001. The membership and functions of the committees are as follows:

     Audit Committee. The Audit Committee reviews and makes recommendations regarding the Company's engagement of independent public accountants, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies. The Audit Committee held five meetings during fiscal 2001. The Directors on the Audit Committee are Ms. Burton (Chair) and Messrs. Dougherty, Fulchino and Moore.

     Compensation Committee. The Compensation Committee determines the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company's employee benefit plans and the Director Stock Plan. The Compensation Committee held nine meetings during fiscal 2001. The Directors on the Compensation Committee are Ms. Cohen (Chair) and Messrs. Brown, Fulchino and McGovern.

     Governance Committee. The Governance Committee considers nominees for election as Directors, including those recommended by shareholders, nominates individuals for election as Directors, and considers issues relating to the governance of the Board and other matters prescribed by the Board. The Governance Committee held two meetings during fiscal 2001. The Directors on the Governance Committee are Ms. Farmer (Chair) and Messrs. Erving and Moore.

     Executive Committee. The Executive Committee acts in the stead of the entire Board during the periods between regular Board meetings. The Board has delegated to the Executive Committee the power to act in lieu of and with the powers and authority granted to the Board in the management and direction of the Company, except as may be limited by the Delaware General Corporation Law. The Executive Committee did not meet during fiscal 2001. The Directors on the Executive Committee are Mr. Hanaka (Chair), Ms. Burton, Ms. Cohen, Mr. Dougherty and Ms. Farmer.

How are Directors compensated?

     Directors who are also employees of the Company receive no additional compensation for service as Directors. Non-employee Directors receive the following standard compensation annually.

   Annual Retainer .......... $25,000 in cash, restricted shares or options

   Committee Chair Retainer . $5,000 in cash, restricted shares or options

   Stock Options ............ to purchase 7,500 shares at fair market value on the date of grant

   Meeting Fees ............. $2,500 in cash for each Board meeting attended in person
                              $750 in cash for each Board meeting attended by telephone
                              $750 in cash for each committee meeting attended

     Each Director may elect to receive his or her annual retainer and committee chair retainer, if applicable, in the form of (i) cash payable quarterly in arrears, (ii) restricted shares granted under the Director Stock Plan at the beginning of each plan year, at the time of the annual meeting, or
(iii) options granted under the Director Stock Plan at the same time. The number of options a Director may elect to receive is determined by the Compensation Committee in its sole discretion, but in no event may an option be valued at less than $2.50 for this purpose (i.e., so that the maximum number of options a Director could receive for his or her annual retainer is 10,000).

     The restricted shares vest on the earlier of the end of the plan year or proportionally on the date the Director ceases serving on the Board, in which case the remaining restricted shares are forfeited. The stock options are nonqualified options under the Internal Revenue Code. Options elected for the annual retainer vest at the end of the plan year for which they are granted, and all other options vest three years after their grant date, unless otherwise provided in the grant. All such options terminate on the earlier of ten years after the date of grant or three months after the Director ceases serving on the Board. If a Director ceases serving on the Board due to death or disability, or if a change in control of the Company occurs, the restricted shares and options will vest. No shares granted or purchased under the Director Stock Plan may be sold until at least six months after the date of grant or purchase.

     In addition, in connection with the Company's joint venture with Global Sports, Inc., Global granted to each non-employee Director an option to purchase 10,000 shares of Global's common stock at an exercise price of $6.94 per share under Global's 1996 Equity Incentive Plan. These options, which were dated January 5, 2001 and were delivered to the grantees during fiscal 2001, were immediately vested and have a term expiring on the earlier of ten years after the date of grant or one year after the grantee ceases to serve as a Director of the Company. The Board approved these grants.

                            Executive Compensation

Compensation Committee Report on Executive Compensation

     The Compensation Committee is currently composed of four independent, non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. Mr. Fulchino was appointed to the Committee in November 2001. The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable the Company to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives.

     The Committee's executive compensation philosophy for the 2001 fiscal year included the following considerations:

     o A competitive mix of short-term and long-term compensation opportunities which facilitate the Company's ability to attract, retain and motivate executive talent;

     o In determining short-term compensation, a greater emphasis on annual incentive bonus opportunities than on base salary;

     o Share ownership opportunities that align the interests of Company executives with the long-term interests of shareholders;

     o Performance unit opportunities that focus management's attention on creating sustained growth in earnings per share; and

     o Recognition that, as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon share ownership and other incentives and less upon base salary.

     The primary components of the Company's fiscal 2001 executive compensation program were: (1) base salary; (2) annual cash incentive opportunities provided through the Annual Incentive Bonus Plan; and (3) long-term incentive opportunities provided through the grant of stock options and restricted stock under the 2000 Stock Option and Stock Award Plan, and the grant of performance units under the Performance Unit Plan. The Committee uses an independent compensation consulting firm to analyze competitive data and develop the ranges for each of these components of executive compensation. Each of these components is discussed separately in this report.

     Short-Term Compensation. In determining fiscal 2001 compensation, the Committee compared total cash compensation levels for executive officers to compensation paid to executives at other retail companies with which the Company competes for executive talent. The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the stock price performance graph shown in "Comparative Shareholder Return" on page 16. The Committee believes that the most direct competitors for executive talent are not necessarily the companies that would be included in a published industry index for comparing total shareholder returns.

     Base Salary. Base salaries for Company executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility and competitive, inflationary, and internal equity considerations. In addition, base salaries are subject to adjustment during the year in connection with changes in responsibilities and promotions. The Committee generally attempts to set base salaries of executive officers at the 40th percentile of the market, based on information provided by the Committee's independent compensation consulting firm. Mr. Hanaka's base salary rate of $825,000 was established in February 2001 based on the above criteria.

     Annual Incentive Bonuses. Under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), which is administered by the Committee, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company's attainment of specific performance goals. The performance goals may be different from year to year, and expressed in either quantitative and/or qualitative terms, and to the extent applicable, performance against these goals must be determined in accordance with generally accepted accounting principles. Target incentive bonus opportunities are established at the beginning of the fiscal year for each executive officer, are expressed as a percentage of the executive officer's competitive salary range midpoint, and are set at the 75th percentile of the market, based upon information provided by the Committee's independent compensation consulting firm. The Bonus Plan requires that a threshold level of performance be established, below which no bonus award would be made, levels of performance at which specified percentages of the target bonus would be paid, and a maximum level of performance above which no additional bonus would be paid. The Bonus Plan specifies that the maximum bonus payable to the Chief Executive Officer of the Company is limited to three times the salary range midpoint for the position, and that the maximum bonus payable to all other executive officers is limited to twice their respective salary range midpoints. The Committee set the maximum bonus payable to the Chief Executive Officer and each other executive officer for 2001 at 1.5 times their respective salary range midpoints. In addition, the Committee retains authority to grant discretionary bonuses outside of the Bonus Plan.

     Bonuses paid to the Company's executives, including Mr. Hanaka, for fiscal 2001 are shown in the Summary Compensation Table on page 11. Bonuses paid under the Bonus Plan were based on attainment of the performance goals determined by the Committee for the year.

     As noted on page 21, upon the recommendation of the Committee the Board has amended the Bonus Plan, subject to shareholder approval at the meeting, in order to extend its term by five years.

     Long-Term Compensation. The Company intends to provide executive officers with long-term compensation opportunities that align the executive's interest with the long-term interests of shareholders and fosters an ownership culture. The combination of stock options, stock grants and a cash-based performance units is intended to provide executive officers with long-term compensation opportunities at the 75th percentile of the market, based upon information provided by the Committee's independent compensation consulting firm.

     Stock Options and Restricted Stock. The 2000 Stock Option and Stock Award Plan (the "2000 Plan") provides for the grant at fair market value of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of shares in a stock option grant, the Committee takes into consideration the individual's performance, the level of his or her position, and the individual's present and potential contribution to the success of the Company. The Committee intends to make periodic grants of stock options to the Company's management personnel, including its executive officers. The Plan also provides for the grant of restricted shares.

     Stock options and restricted stock granted to the Company's executives, including Mr. Hanaka, in fiscal 2001 are shown in the Summary Compensation Table on page 11. Such grants were based on the considerations described above.

     As noted on page 17, upon the recommendation of the Committee the Board has amended the 2000 Plan, subject to shareholder approval at the meeting, in order to increase the number of shares reserved for grants under it by

1,600,000 from 4,273,000 to 5,873,000, and in order to reduce the maximum number of shares that may be granted as stock awards under it from 2,000,000 to 1,600,000. See page 17 for a description of the 2000 Plan, as amended.

     Performance Units. Under the Company's Performance Unit Plan, executive officers and certain other employees are eligible to receive cash payments based on the Company's attainment of an earnings per share target measured over a three-year performance period unless otherwise specified by the Committee. The number of target performance units (with an initial unit value of $1.00 and a maximum unit value of $2.00) are established at the beginning of a performance period for each participant based on the participant's role and responsibilities and competitive levels of long-term compensation. The Plan is designed to be self-funding out of the Company's earnings and involves no shareholder dilution.

     Amounts paid to the Company's executives, including Mr. Hanaka, under the Performance Unit Plan for the three-year performance period covering fiscal 1999-2001, as shown in the Summary Compensation Table on page 11, were based on attainment of the performance goals determined by the Committee for the period.

Policy with Respect to the $1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost.

                                                 Cynthia R. Cohen (Chair)
                                                 A. David Brown
                                                 Paul E. Fulchino
                                                 Kevin M. McGovern

Executive Compensation for Last Three Fiscal Years

     The following table shows the compensation for each of the last three fiscal years earned by the Company's Chief Executive Officer during fiscal 2001 and by each of the four other most highly compensated executive officers of the Company who served in those capacities at the end of fiscal 2001.

                          Summary Compensation Table

                                                Annual Compensation
                                            ----------------------------
                                    Fiscal
Name and Principal Position          Year      Salary       Bonus(1)
---------------------------------- -------- ----------- ----------------
Martin E. Hanaka .................   2001    $825,000     $   596,700
 Chairman and Chief                  2000     750,000         465,830
 Executive Officer                   1999     666,750             -0-

Elliott J. Kerbis(7) .............   2001     522,153         348,000(1)
 President and Chief                 2000     151,923          82,787
 Merchandising Officer

George R. Mihalko(9) .............   2001     403,500         300,000
 Vice Chairman,                      2000     335,000         226,515
 Chief Administrative Officer        1999     108,192             -0-
 and Chief Financial Officer

James R. Tener(11) ...............   2001     425,000         300,000
 Executive Vice President            2000     400,000         226,515
 and Chief Operating Officer         1999     209,654             -0-

Arthur Quintana ..................   2001     295,000          51,000
 Senior Vice President -             2000     285,000         149,183
 Supply Chain                        1999     243,538             -0-

                                                  Long-Term Compensation
                                   ----------------------------------------------------
                                       Restricted         Shares          Long-Term
                                         Stock          Underlying        Incentive         All Other
Name and Principal Position              Awards         Options (#)    Plan Payouts(2)   Compensation(3)
---------------------------------- ----------------- ---------------- ----------------- ----------------
Martin E. Hanaka .................    $  266,154(4)       125,000          $350,000        $  40,557(5)
 Chairman and Chief                          -0-          500,000(6)            -0-           23,760
 Executive Officer                           -0-          250,000                             18,464

Elliott J. Kerbis(7) .............           -0-(8)       150,000                --            3,300
 President and Chief                      20,625          225,000                --           33,283
 Merchandising Officer

George R. Mihalko(9) .............       106,455(10)      100,000                --           18,681
 Vice Chairman,                              -0-           50,000                --          102,706
 Chief Administrative Officer             15,469          150,000                                -0-
 and Chief Financial Officer

James R. Tener(11) ...............       106,455(12)       50,000                --              -0-
 Executive Vice President                    -0-           50,000                --              -0-
 and Chief Operating Officer              20,625          175,000(6)                             -0-

Arthur Quintana ..................        37,258(13)       17,500            90,000            8,861
 Senior Vice President -                     -0-           25,000               -0-            6,863
 Supply Chain                             20,625           67,000(6)                          71,500

----------
(1) The amounts shown consist of bonuses paid under the Bonus Plan, except that Mr. Kerbis' bonus for 2001 includes a discretionary bonus of $48,000 awarded by the Compensation Committee outside of the Bonus Plan.

(2) The amounts shown consist of cash payments under the Performance Unit Plan for the performance period ending at the end of the 2001 fiscal year.

(3) "All Other Compensation" in fiscal 2001 consists of Company contributions under the 401(k) Savings and Profit Sharing Plan and the Supplemental 401(k) Savings and Profit Sharing Plan, unless otherwise specifically identified.

(4) This amount represents the value of the 85,580 restricted shares granted to Mr. Hanaka on February 20, 2001 under the 2000 Stock Option and Stock Award Plan which vest on February 20, 2004. As of February 2, 2002, the value (based on the closing price of the shares of $7.99 on February 1, 2002) of the 85,580 restricted shares held by Mr. Hanaka was $683,784.

(5) This amount includes $2,092, Mr. Hanaka's allocable portion of the premium paid for life insurance on Mr. Hanaka, as described under "Employment and Severance Agreements" on page 14.

(6) The numbers shown do not include stock options granted by Global Sports, Inc. See "Stock Options" on page 12.

(7)  Mr. Kerbis joined the Company in October 2000 as Executive Vice President
     - Merchandising and Sales Promotion, and was promoted to President and Chief Merchandising Officer in January 2002.

(8) As of February 2, 2002, the value (based on the closing price of the shares of $7.99 on February 1, 2002) of the 10,000 restricted shares held by Mr. Kerbis was $79,900.

(9) Mr. Mihalko joined the Company in September 1999 as Executive Vice President and Chief Financial Officer, and was promoted to Vice Chairman of the Company, Chief Administrative Officer and Chief Financial Officer in January 2002.

(10) This amount represents the value of the 34,230 restricted shares granted to Mr. Mihalko on February 20, 2001 under the 2000 Stock Option and Stock Award Plan which vest on February 20, 2004. As of February 2, 2002, the value (based on the closing price of the shares of $7.99 on February 1, 2002) of the 34,230 restricted shares held by Mr. Mihalko was $273,498.

(11) Mr. Tener joined the Company in June 1999.

(12) This amount represents the value of the 34,230 restricted shares granted to Mr. Tener on February 20, 2001 under the 2000 Stock Option and Stock Award Plan which vest on February 20, 2004. As of February 2, 2002, the value (based on the closing price of the shares of $7.99 on February 1, 2002) of the 34,230 restricted shares held by Mr. Tener was $273,498.

(13) This amount represents the value of the 11,980 restricted shares granted to Mr. Quintana on February 20, 2001 under the 2000 Stock Option and Stock Award Plan which vest on February 20, 2004. As of February 2, 2002, the value (based on the closing price of the shares of $7.99 on February 1, 2002) of the 11,980 restricted shares held by Mr. Quintana was $95,720.

Stock Options

     The following table shows stock options granted during fiscal 2001 to the executive officers named in the Summary Compensation Table on page 11. These option grants are also included under the heading "Shares Underlying Options" in that table. The hypothetical realizable values for each option grant are shown based on compound annual rates of share price appreciation of 0%, 5% and 10% from the grant date to the expiration date for each option. The assumed rates of appreciation are for illustration purposes only and are not intended to predict future share prices, which will depend upon market conditions and the Company's future performance and prospects.

                     Stock Options Granted in Fiscal 2001

                                                  % of Total                              Potential Realizable Value
                                                   Number of                              at Assumed Annual Rates of
                                 Number of          Options                              Share Price Appreciation for
                                  Shares          Granted to     Exercise                        Option Term
                                Underlying       Employees in   Price Per   Expiration -------------------------------
Name                        Options Granted(1)    Fiscal 2001     Share        Date      0%       5%          10%
-------------------------- -------------------- -------------- ----------- ----------- ----- ----------- ------------
Martin E. Hanaka .........        125,000             10.21      $  3.11     2/20/11   -0-    $244,483    $  619,567
Elliott J. Kerbis ........         50,000              4.08         3.73    10/01/11   -0-     117,289       297,233
                                  100,000              8.17         7.99     2/01/12   -0-     502,487     1,273,400
George R. Mihalko ........         50,000              4.08         3.11     2/20/11   -0-      97,793       247,821
                                   50,000              4.08         3.73    10/01/11   -0-     117,289       297,233
James R. Tener ...........         50,000              4.08         3.11     2/20/11   -0-      97,793       247,821
Arthur Quintana ..........         17,500              1.43         3.11     2/20/11   -0-      34,228        86,739

----------
(1) All options granted in fiscal 2001 are exercisable at a price equal to the fair market value of a share on the date of grant. All such options become exercisable at the rate of one third of the options granted on each of the first three anniversaries of the date of grant if the executive remains in the employ of the Company through that date. Exercisability is accelerated upon death, total and permanent disability or a change in control of the Company.

     The following table shows for the executive officers named in the Summary Compensation Table on page 11 the number and value of all stock options exercised during fiscal 2001 and the stock options held at the end of the fiscal year.

                Aggregated Option Exercises in Fiscal 2001 and
                            Year-End Option Values

                                                                 Number of Shares
                                                              Underlying Unexercised          Value of Unexercised
                                  Shares                        Options at End of             In-the-Money Options
                               Acquired on       Value             Fiscal 2001               at End of Fiscal 2001
Name                             Exercise      Realized     Exercisable/Unexercisable     Exercisable/Unexercisable(1)
---------------------------   -------------   ----------   ---------------------------   -----------------------------
Martin E. Hanaka ..........        -0-           -0-           100,000(2)/875,000              $56,500/$4,165,000
Elliott J. Kerbis .........        -0-           -0-                  -0-/375,000                   -0-/1,353,938
George R. Mihalko .........        -0-           -0-                  -0-/300,000                   -0-/1,520,625
James R. Tener ............        -0-           -0-                  -0-/275,000                   -0-/1,352,688
Arthur Quintana ...........        -0-           -0-                57,000/92,500                 208,868/506,525

----------
(1) Calculated based on the closing price of the shares of $7.99 on February 1, 2002, less the option exercise price.

(2) The number shown reflects Mr. Hanaka's voluntary surrender of options to purchase 250,000 shares, with an exercise price of $12.375, on August 29, 2001.

     In addition, at the end of fiscal 2001, Messrs. Tener and Quintana each held 2,000 exercisable options granted by Global Sports, Inc. under its 1996 Equity Incentive Plan in fiscal 1999 in connection with the Company's joint venture with Global Sports. These options had no in-the-money value at the end of fiscal 2001. Mr. Hanaka realized $150,975 from the exercise of 12,500 Global Sports options during fiscal 2001, and the in-the-money value of his remaining 7,500 Global Sports options was $79,200 at the end of fiscal 2001. These options were granted to Mr. Hanaka in fiscal 2000.

Long-Term Incentive Plan Awards

     The following table shows for the executive officers named in the Summary Compensation Table on page 11 the awards granted in fiscal 2001 under the Company's Performance Unit Plan:

            Long-Term Incentive Plan Awards Granted in Fiscal 2001

                                                                  Estimated Future Payouts
                                                            ------------------------------------
                               Number of     Performance     Threshold      Target      Maximum
Name                           Units (#)      Period(1)         ($)          ($)          ($)
---------------------------   -----------   -------------   -----------   ---------   ----------
Martin E. Hanaka ..........     500,000       2002-2004       250,000      500,000    1,000,000
Elliott J. Kerbis .........     250,000       2002-2004       125,000      250,000      500,000
George R. Mihalko .........     250,000       2002-2004       125,000      250,000      500,000
James R. Tener ............     250,000       2002-2004       125,000      250,000      500,000
Arthur Quintana ...........     100,000       2002-2004        50,000      100,000      200,000

----------
(1) References are to the Company's fiscal years.

Retirement Benefits

     The Company has an unfunded Supplemental Executive Retirement Plan for its senior executives, including the executive officers named in the Summary Compensation Table on page 11. The following table shows the annual retirement benefits that a Plan participant would receive without offset for Social Security or other benefits for a period of twenty years, assuming he or she had retired at age 65 with five, ten, fifteen or twenty years of service effective February 2, 2002. Plan benefits vest after seven years of employment or upon a change in control, as defined in the Plan, of the Company.

                 Pension Plan Table Annual Retirement Benefits

                                      Years of Service(1)
                       -------------------------------------------------
Average Final
Compensation(2)             5           10           15           20
--------------------   ----------   ----------   ----------   ----------
$  200,000 .........    $ 17,500     $ 35,000     $ 52,500     $ 70,000
   400,000 .........      35,000       70,000      105,000      140,000
   600,000 .........      52,500      105,000      157,500      210,000
   800,000 .........      70,000      140,000      210,000      280,000
 1,000,000 .........      87,500      175,000      262,500      350,000
 1,200,000 .........     105,000      210,000      315,000      420,000
 1,400,000 .........     122,500      245,000      367,500      490,000
 1,600,000 .........     140,000      280,000      420,000      560,000
 1,800,000 .........     157,500      315,000      472,500      630,000

----------
(1) For purposes of calculating years of service, no more than twenty years of service is used to calculate retirement benefits. As of February 2, 2002, Messrs. Hanaka, Kerbis, Mihalko, Tener and Quintana had 4, 1, 2, 3 and 3 years of service, respectively, as defined in the Plan.

(2) Average final compensation under the Plan is the average of compensation for the three calendar years out of the executive's last five complete calendar years of service during which his or her compensation was highest. Compensation includes base salary and annual bonus in the year received.

Employment and Severance Agreements

     Martin E. Hanaka

     Mr. Hanaka serves as Chief Executive Officer of the Company pursuant to an employment agreement dated April 30, 2001 and expiring December 31, 2003. Under the agreement, the Company agrees to pay Mr. Hanaka, if it terminates his employment other than for cause (as defined in the agreement) monthly payments through December 31, 2003 equal to his monthly base salary rate in effect at the date of termination, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs. In addition, all of Mr. Hanaka's unvested stock options would vest on the termination of his employment.

     If there is a change in control (as defined in the agreement) of the Company, and if Mr. Hanaka's employment is terminated by the Company other than for cause (as defined in the agreement), or at his election for good reason (as defined in the agreement), in each case within two years after the change in control, the Company will pay him a lump sum cash payment equal to 2.99 times the sum of (a) his annual base salary rate in effect at the date of termination or immediately prior to the change in control, whichever is greater, and (b) the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which he is terminated or the fiscal year immediately prior to the change in control, whichever is greater. If Mr. Hanaka terminates his employment (other than for good reason) within one year after a change in control and before December 31, 2003, and at such time he is not the chief executive officer (other than due to his resignation from or his refusal to serve in the position) of (1) the surviving entity of any merger or consolidation resulting from the change in control, if the surviving entity is not more than 50% owned by any other entity, or (2) the entity which, as a result of the change in control, owns more than 50% of the stock of the Company or the surviving entity of any merger or consolidation, the Company will pay him severance pay for one year consisting of twelve monthly payments equal to the sum of (a) one-twelfth of his annual base salary rate in effect at the date of termination, and (b) one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which he is terminated or the fiscal year immediately prior to the change in control, whichever is greater. Under the agreement, the Company is required to pay a gross-up for any excise taxes due if a severance payment made following a change in control of the Company constitutes an "excess parachute payment" under section 280G of the Internal Revenue Code.

     The agreement also requires the Company to provide life insurance coverage that would pay Mr. Hanaka's beneficiary an amount equal to the present value of the payments due as described above if the termination of Mr. Hanaka's employment is due to his death, or an amount equal to the present value of the remaining amounts due if he dies while receiving such payments.

     The agreement obligates Mr. Hanaka not to compete against the Company, solicit its employees, disparage it, or disclose confidential information about the Company for one year after the termination of his employment (or the later of one year or until December 31, 2003 if the Company terminates his employment other than for cause and in the absence of a change in control of the Company).

     Messrs. Kerbis, Mihalko, Tener and Quintana

     The Company is a party to identical severance agreements entered into during fiscal 2001 with each of Messrs. Kerbis, Mihalko and Tener. Under each agreement, which continues during the executive's employment with the Company, the Company agrees that, if it terminates the executive's employment other than for cause (as defined in the agreement), it will make severance payments for one year at his base salary rate at the date of termination and provide coverage under the Company's medical, dental, life and long-term disability insurance plans (or pay for equivalent coverage) during such one year period. In addition, on the next date when bonuses are paid under the Bonus Plan the Company will pay the executive a lump sum amount equal to the bonus he would have received if he had remained employed by the Company through that date.

     However, if there is a change in control (as defined in the agreement) of the Company, and if the executive's employment is terminated (1) by the Company within two years after the change in control other than for cause (as defined in the agreement), or (2) by the executive between ninety days and two years after the change in control for good reason (as defined in the agreement), the Company will pay him a lump sum cash payment equal to two times the sum of (a) his annual base salary rate in effect at the date of termination or immediately prior to the change in control or immediately prior to any reduction in base salary during negotiations which ultimately result in a change in control, whichever base salary rate is greatest, and (b) the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which he is terminated or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. Any termination of the executive's employment by the Company other than for cause before a change in control but after the commencement of negotiations which ultimately result in a change in control will be treated as a termination giving rise to the rights described in this paragraph. If the executive is employed by the Company during the ninety days starting with the change in control or if the executive's employment is terminated within such ninety-day period under circumstance which would give rise to the rights described in this paragraph, the executive's base salary will be increased by 50% of the highest applicable base salary amount, as described above, for such ninety day period (but this 50% increase will not be included for purposes of determining the amount of the lump sum payment to the executive). In addition, the Company will provide coverage under the Company's medical, dental, life and long-term disability insurance plans (or pay for equivalent coverage) during the two year period following a termination described in this paragraph. Under each agreement, the Company is required to pay a gross-up for any excise taxes due if a severance payment or the provision of a benefit following a change in control of the Company constitutes an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Each agreement obligates the executive not to compete against the Company or solicit its employees for one year after his employment is terminated by the executive or the Company, or for two years after his employment is terminated in a manner giving rise to the change in control benefits described in the preceding paragraph. Each agreement also obligates the executive not to disclose confidential information about the Company and contains mutual non-disparagement obligations, in each case for a period of two years following the termination of his employment.

     The agreement between the Company and Mr. Quintana is identical to those described above, except that (i) there is no provision for coverage under the Company's medical, dental, life and long-term disability insurance plans, (ii) the amount payable under the Bonus Plan would be prorated for the portion of the year in which he is employed by the Company, and (iii) there is no provision for a 50% increase in base salary during the first ninety days following a change in control of the Company.

Comparative Shareholder Return

     The following line graph compares the cumulative total shareholder return on the shares from January 26, 1997 through February 2, 2002 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Retailers--All Specialty Index ("D J Retailers--All Specialty Index") for the period from January 31, 1997 through January 31, 2002. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at the beginning date and assume reinvestment of all dividends.

               Comparison of Cumulative Total Shareholder Return
The Sports Authority, Inc., S&P 500 Index and Dow Jones US Retailers -- All
                                Specialty Index

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                   Cumulative Total Return
                             -------------------------------------------------------------------
                                  1/97        1/98       1/99       1/00       1/01        1/02
THE SPORTS AUTHORITY, INC.       100.00       62.68      25.70      14.44      20.23       45.01
S & P 500                        100.00      126.91     168.14     185.54     183.87      156.46
DOW JONES US RETAILERS           100.00      140.44     227.37     229.60     244.34      249.61

            Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and any holders of more than ten percent of the shares to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of shares on Form 4 or Form 5. Copies of all of these Section 16(a) reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company for fiscal 2001, and on representations furnished to the Company indicating that no Form 5 was due, all reports were filed on a timely basis, except that due to a transmission delay by the Company, Paul E. Fulchino's Form 3 was filed seven days late, and an amended Form 5 for fiscal 2001 was filed for Mr. Kerbis on April 5, 2002 to reflect the grant of options to him on February 1, 2002.

                             Certain Transactions

     The Company is party to a series of agreements with AEON Co., Ltd. (formerly JUSCO Co., Ltd.), a major Japanese retailer that owns 9.3% of the Company's outstanding shares, governing their joint venture, Mega Sports Co., Ltd. Mega Sports was formed in 1995 for the purpose of developing and operating The Sports Authority stores in Japan. At the end of fiscal 2001, Mega Sports operated 33 stores in Japan. In March 1999, the Company sold part of its interest in Mega Sports to AEON, reducing its ownership interest to 8.4%, and was granted an option to purchase additional shares of Mega Sports from AEON at the same price per share in yen as the price received by the Company upon its sale, escalated at 5% per year for three years, and at market value thereafter. The option expires when Mega Sports' shares become publicly traded, or when the Company owns 30% of Mega Sports' shares, whichever is earlier. If the Company were to acquire sufficient shares to own 30% of Mega Sports, it would have proportionate liability for Mega Sports' debt. In March 2002, the Company exercised its option to purchase additional shares from AEON sufficient to increase its ownership interest in Mega Sports to 19.9% at the escalated cost price described above.

     The Company and Mega Sports are parties to a trademark, technology and know-how license agreement, under which Mega Sports must pay the Company royalties at the rate of 1.2% of gross sales in 2001 and thereafter until 2005. In fiscal 2001, the total amount of this royalty was $3.1 million. Mega Sports has the option of extending the license agreement for three ten-year periods expiring in 2035. AEON has guaranteed Mega Sports' payments to the Company under the license agreement under certain conditions. Under the Company's services agreement with Mega Sports, the Company has agreed to furnish certain services, for which Mega Sports is required to reimburse the Company for its costs.

                                  PROPOSAL 2

                       APPROVAL OF THE 2000 STOCK OPTION
                       AND STOCK AWARD PLAN, AS AMENDED

     On March 28, 2002, upon the recommendation of the Compensation Committee, the Board amended the 2000 Stock Option and Stock Award Plan (the "2000 Plan"), subject to approval by the Company's shareholders at the meeting, as described below. The complete text of the 2000 Plan, as amended (the "Amended Plan") is set forth in Exhibit A.

     The Board recommends that shareholders vote "FOR" approval of the Amended Plan.

Reasons for Amending the 2000 Plan

     The amendment of the 2000 Plan increased the number of shares reserved for grants under it by 1,600,000 from 4,273,000 to 5,873,000, and reduced the maximum number of shares that may be granted as stock awards under it from 2,000,000 to 1,600,000. The date after which no grants may be made under the 2000 Plan, March 28, 2006, remains the same in the Amended Plan.

     In February 2001, the Board adopted the Salaried Employees' Stock Option and Stock Award Plan (the "Salaried Plan"), a broadly-based plan under which options and restricted shares may be granted to salaried employees of the Company, other than "executive officers," as defined in Securities Exchange Act Rule 3b-7 or "officers," as defined in Securities Exchange Act Rule 16a-1(f) ("executive officers"). As a broadly-based plan, the Salaried Plan was not submitted to the shareholders for approval. A total of 1,600,000 shares were reserved for grants under the Salaried Plan.

     The number of shares available for grants under the 2000 Plan prior to the amendment was 126,426, and the number of shares currently available for grants under the Salaried Plan is 175,804. The number of shares available for grants under the 2000 Plan reflects the Company's purchase of options to purchase 285,798 shares from employees other than executive officers in October 2001, pursuant to a Schedule TO, for aggregate consideration of $209,790, and Mr. Hanaka's voluntary surrender in late August 2001 of options to purchase 250,000 shares.

     In order to achieve the 2000 Plan's purpose, as described below, it is necessary to increase the number of shares available for grants to employees (including employees who are also eligible to receive grants under the Salaried
Plan).

Description of the Amended Plan

     Purpose

     The Amended Plan is intended to attract, retain and reward (i) officers and other key employees of the Company and its subsidiaries, and (ii) consultants and advisors who perform services for the Company and its subsidiaries. The Amended Plan is intended to increase the proprietary interest in the Company of such persons by providing further opportunity for ownership of the Company's shares and to increase the incentives to such persons to contribute to the success of the Company's business.

     Effective Date and Term

     The Amended Plan will become effective on May 30, 2002, subject to approval by the shareholders at the meeting. The term during which options or stock awards may be granted under the Amended Plan will expire on March 28, 2006.

     Administration

     The Amended Plan is administered by the Compensation Committee. The Committee has discretion and authority to construe and interpret the Amended Plan, to make factual determinations and to establish and amend rules for the administration of the Amended Plan. However, the Board may ratify or approve any grants it deems appropriate.

     Shares Subject to the Amended Plan; Adjustments

     The total number of shares reserved for grants under the Amended Plan is 5,873,000, and the maximum number of shares which may be granted as stock awards is 1,600,000. All shares subject to grants that expire or are canceled, surrendered or terminated for any reason will be available for new grants under the Amended Plan. The Amended Plan limits the aggregate number of shares for which options or stock awards may be granted to any person during any calendar year to 1,000,000 shares.

     The Compensation Committee will adjust these limits, the number or class of shares covered by outstanding grants, and the price per share of outstanding grants if there is any change in the number or class of our shares through share dividends, recapitalization, or similar corporate transactions.

     Amendment or Termination of the Amended Plan

     The Board may amend, suspend or discontinue the Amended Plan from time to time. The shareholders must approve any amendment for which shareholder approval is required under applicable provisions of the Internal Revenue Code or stock exchange requirements.

     Eligibility

     The Compensation Committee may grant options and stock awards to officers and other key employees of the Company, and consultants and advisors who perform services for the Company. The Company estimates that there are currently approximately 860 employees eligible to participate in the Amended Plan, 36 of whom are officers.

     Stock Options

     The Compensation Committee determines who will receive options, the number of options granted, and each option's exercise price, term, vesting and other provisions. Each option will be a non-qualified stock option, unless it is specifically designated by the Compensation Committee as an incentive stock option under Section 422 of the Internal Revenue Code.

     In addition to the Compensation Committee's broad discretion to grant options, it may grant options to employees in lieu of bonuses under any annual bonus plan. The Compensation Committee will determine the method of valuing options and bonuses for this purpose, and may grant options of equal, greater or lesser value than the bonuses the options would replace. The Compensation Committee may also grant options that permit the optionee to exercise the options before they vest and receive restricted shares that will vest over the option's vesting period. An optionee may elect to terminate any unexercised non-qualified stock option at any time.

     The exercise price of each option granted under the Amended Plan may not be less than the fair market value of a share on the date of grant. The optionee may pay the option price in:

     o    Cash,

     o Shares (subject to any restrictions the Compensation Committee may impose),

     o    Payment through a broker, or

     o    Any other method as approved by the Compensation Committee.

     The term of each option may not exceed ten years from the date of grant. The Compensation Committee will establish the terms for vesting, the exercise period in the event of termination of employment and other conditions of the option. However, upon termination of employment as a result of death, disability, or after attaining age 65 and completing ten years of service, an optionee's options will automatically vest and may be exercised for up to three years after termination of employment.

     Options are not transferable except to a beneficiary upon death, by will or the laws of descent and distribution, except that the Compensation Committee may permit an optionee to transfer non-qualified stock options to members of the optionee's family or to a trust or other entity established for family members.

     Stock Awards

     The Compensation Committee determines to whom stock awards are granted, the number of stock awards, the nature and duration of any restrictions, and the terms and conditions of each grant. The Compensation Committee will determine for each grant any period during which transferability will be restricted and any conditions which must be met in order for the grant to become vested. Generally, a grantee must remain an employee or continue to provide services in order for stock awards to vest. However, this requirement will be waived upon termination of employment as a result of death, disability, or after attaining age 65 and completing ten years of service.

     The Compensation Committee may designate the grant of a stock award to an officer or other key employee as performance-based compensation under Section 162(m) of the Internal Revenue Code (see description of Section 162(m) under "Federal Income Tax Consequences" below). The Compensation Committee may determine that the grant of, or lapse of restrictions with respect to, stock awards will be based on the attainment of objective performance goals that are established by the Compensation Committee at the beginning of a designated performance period. The performance goals for performance-based grants may relate to the grantee, the grantee's business unit or the performance of the Company as a whole, or any combination. The performance goals will be based on one or more of the following objective business criteria relating to the Company or its business units: return on equity, assets, capital or investment, pre-tax or after-tax profit levels, expense reduction levels, implementation of critical projects or processes, level of sales, stock price changes, market share, or other strategic objective business criteria relating to revenue, market penetration, geographic business expansion, cost targets or acquisitions or divestitures. At the end of the performance period, the Compensation Committee will determine whether and to what extent the performance goals were met and the extent to which stock awards will be granted or the restrictions on stock awards will lapse. The maximum number of shares for which stock awards that are designated as performance-based compensation may be granted to any employee for any year in a performance period is 500,000 shares. The Compensation Committee may establish terms for the lapse of restrictions on stock awards in the event of death, disability, or other circumstances.

     Stock awards are not transferable except by will or the laws of descent and distribution. Except for the restrictions and limitations imposed by the Compensation Committee, a grantee holding stock awards will have all of the rights of a record holder of the shares, including the right to receive dividends paid on those shares and the right to vote them at meetings of our shareholders.

     General Condition

     All unexercised options and non-vested stock awards may be terminated if an optionee or grantee engages in behavior such as fraud, embezzlement, or gross negligence that is not in the best interest of the Company.

     Change in Control

     If a change in control occurs, all outstanding options will automatically accelerate and become fully exercisable, and the restrictions and conditions on all outstanding stock awards will immediately lapse. Upon a change of control, the Compensation Committee may also determine that unexercised options must be surrendered for a payment in cash or stock equal to the amount by which the fair market value of the shares subject to the options exceeds the exercise price, or the Compensation Committee may terminate unexercised options after giving optionees an opportunity to exercise the options.

     A change in control means any of the following:

     o any person acquires more than 20% of the voting power of the Company's stock;

     o the Company's shareholders approve a merger with or into another corporation or a sale or other disposition of all or substantially all of the Company's assets, or adopt a plan of liquidation; or

     o during any three-year period, the persons who at the beginning of the period constitute a majority of the Board cease to constitute a majority of the Board, unless the nomination or election of each new director was approved by at least a majority of the directors then still in office who were directors at the beginning of the period.

Federal Income Tax Consequences

     The current federal income tax consequences of grants under the Amended Plan are described below.

     Tax Deductibility under Section 162(m)

     Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The Amended Plan is intended to permit all options to qualify as performance-based compensation. The Compensation Committee may grant stock awards that are based on the attainment of objective performance goals and are intended to qualify as performance-based compensation.

     Tax Treatment of Options

     An optionee will not be subject to federal income tax upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The Company will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

     An employee who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the excess of the fair market value of the shares acquired at the time of exercise over the exercise price will be an item of tax preference which may give rise to alternative minimum tax liability. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by the Company for federal income tax purposes.

     Tax Treatment of Stock Awards

     If a grantee receives an unrestricted stock award, the grantee will recognize compensation income upon the grant of the stock award. If a grantee receives restricted shares, the grantee normally will not recognize taxable income upon receipt of the restricted shares until the shares are transferable by the grantee or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the shares are either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary compensation income in the year the restricted shares are granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. The Company will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes compensation income with respect to a stock award. Any gain or loss recognized by the grantee upon subsequent disposition of the shares will be capital gain or loss.

     The preceding discussion is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of options and stock awards under the Amended Plan.

Market Price of Shares

     The closing price of the Company's shares on the New York Stock Exchange on April 17, 2002 was $14.27.

                                  PROPOSAL 3

                             APPROVAL OF THE ANNUAL
                       INCENTIVE BONUS PLAN, AS AMENDED

     On March 28, 2002, upon the recommendation of the Compensation Committee, the Board amended the Annual Incentive Bonus Plan (the "Plan"), subject to approval by the Company's shareholders at the meeting. Under the Plan as originally adopted in November 1994 and as approved by the Company's shareholders on May 28, 1998, the last plan year for which bonuses may be granted is 2002. The complete text of the Plan, as amended (the "Amended Plan") is set forth in Exhibit B.

     The Plan is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). In order to comply with Section 162(m), the Company must obtain shareholder approval of the Plan at least once every five years.

     Therefore, in order to provide for the grant of bonuses for plan years after 2002 and to preserve the Company's tax deduction for bonuses paid for such years, the Board has amended the Plan solely to extend its term by five years to provide for grants through the 2007 plan year and is submitting the Amended Plan for shareholder approval.

     The Board recommends that shareholders vote "FOR" approval of the Amended Plan.

Description of the Amended Plan

     Purpose

     The purpose of the Amended Plan is (i) to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards, (ii) to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return, and (iii) to serve as a qualified performance-based compensation program under Section 162(m) to preserve the Company's tax deduction for compensation paid under the Amended Plan to executives subject to
Section 162(m).

     Effective Date and Term

     The Amended Plan will become effective on May 30, 2002, subject to approval by the shareholders at the meeting. No bonuses may be granted under the Amended Plan with respect to any plan year after 2007. Under the Amended Plan, a "plan year" means the Company's fiscal year.

     Administration

     The Amended Plan is administered by the Compensation Committee. The Committee has the authority and discretion to administer the Amended Plan, including the authority and discretion to grant bonuses, to determine the persons to whom and the time or times at which bonuses will be granted, to determine the terms, conditions, restrictions and performance criteria relating to any bonus (including partial payment of any bonus upon a participant's termination of employment due to death or disability), to make adjustments in the performance goals in response to changes in applicable laws, regulations or accounting principles to the extent permitted by Section 162(m), to determine compensation payable upon attainment of performance goals, to construe and interpret the Amended Plan and any bonus, to make factual determinations and to establish and amend rules for the administration of the Amended Plan. All actions by the Committee will be conclusive and binding on all parties.

     Amendment or Termination of the Amended Plan

     The Board may from time to time amend or terminate the Amended Plan, provided that no amendment that requires shareholder approval in order to comply with Section 162(m) will be effective unless the amendment is approved by the Company's shareholders.

     Eligibility

     The Committee may grant bonuses under the Amended Plan to the Chief Executive Officer of the Company and the other four most highly compensated officers of the Company who are subject to Section 162(m) (the "Covered Employees") and other officers and key employees of the Company and its subsidiaries ("participants"). In determining the individuals to whom bonuses will be granted, the Committee will consider such factors as it may deem relevant in connection with accomplishing the purposes of the Amended Plan. There are currently 17 Covered Employees and other officers eligible to participate in the Amended Plan.

     Performance Goals

     For each plan year, the Committee must establish in writing objective performance goals and the threshold, target and maximum bonus payments that may be made if the performance goals are met. The Committee must act within the first 90 days of the plan years, or by such other date required or permitted pursuant to Section 162(m).

     Performance goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels,
(iii) expense reduction levels, (iv) implementation of critical projects or processes, (v) level of sales, (vi) changes in the market price of shares,
(vii) market share or (viii) strategic business criteria consisting of one or more objectives with respect to revenue, market penetration, geographic business expansion, cost targets or acquisitions or divestitures, in each case for the Company and its subsidiaries as a whole or any combination thereof. Performance goals must include a threshold level of performance below which no bonus payment shall be made, levels of performance at which specified percentages of the target bonus shall be paid, and a maximum level of performance above which no additional bonus shall be paid. The performance goals established by the Committee from among those goals described above may be (but need not be) different each plan year and different goals may be applicable to different participants.

     The performance goals shall satisfy the requirements for "qualified performance-based compensation" under Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met.

     Annual Incentive Bonuses

     The Committee must certify in writing whether and the extent to which the performance goals for a plan year have been met within 120 days following the end of the plan year, and bonuses earned must be paid in cash within a reasonable period of time after the end of the plan year to participants employed on the date of payment. The actual amount of a bonus for any individual may be reduced by the Committee, based upon such factors that the Committee deems relevant. Under the Amended Plan, the maximum bonus payable to the Company's Chief Executive Officer for any plan year (including the value of bonus replacement options) is three times the salary midpoint for the salary grade of the Chief Executive Officer at the time the Committee establishes the performance goals, and the maximum bonus payable to the other Covered Employees for any plan year (including the value of bonus replacement options) is two times the salary midpoint for each such Covered Employee's salary grade at the time the Committee establishes the performance goals.

     Bonus Replacement Options

     The Committee may allow certain participants to elect to forego all or a portion of their respective cash bonuses and to receive bonus replacement options in lieu thereof. The Committee has the discretion to determine which participants will be permitted to forego bonuses and to set limits on the amount of bonuses which may be foregone. The Committee is not required to treat participants uniformly or to act on a consistent basis from year to year. Bonus replacement options are options to purchase shares which will be granted under the Company's stock option plans.

     The Committee will specify for each Covered Employee, at the time performance goals are established for a plan year, the maximum amount of bonus, if any, that the Covered Employee may elect to forego in exchange for bonus replacement options. The Committee will also specify at such time for each such Covered Employee the method for determining the number of shares which may be subject to the bonus replacement options and the exercise price of the options.

     Change in Control

     If a change in control of the Company (as defined below) occurs, bonuses will be treated as follows: (i) if the change in control occurs after the end of a plan year as to which the Committee has certified that the performance goals for such plan year have been met and has determined the actual bonuses to be paid (but such bonuses have not been paid), such bonuses will be immediately paid in cash; (ii) if the change in control occurs after the end of a plan year as to which the Committee has not yet certified whether the performance goals for such plan year have been met and has not yet determined the actual bonuses to be paid, the Committee will immediately certify whether the performance goals have been met and determine the bonus amount to be paid, and the bonuses will be immediately paid in cash; and (iii) if a change in control occurs during a plan year as to which target bonuses have been established (but the actual bonuses to be paid have not been determined), the plan year shall be deemed to have been completed, the target levels of performance set forth under the respective performance goals shall be deemed to have been attained, and a pro rata portion of the bonus so determined for each participant for such partial plan year shall be immediately paid in cash to each participant for whom a target bonus for such plan year was established.

     A change in control means any of the following:

     o any person acquires more than 20% of the voting power of the Company's stock;

     o the Company's shareholders approve a merger with or into another corporation or a sale or other disposition of all or substantially all of the Company's assets, or adopt a plan of liquidation; or

     o During any three-year period, the persons who at the beginning of the period constitute a majority of the Board cease to constitute a majority of the Board, unless the nomination or election of each new director was approved by at least a majority of the directors then still in office who were directors at the beginning of the period.

Federal Income Tax Consequences

     The following discussion is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of grants under the Amended Plan.

     Tax Deductibility under Section 162(m)

     Section 162(m) disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers, but contains an exception for "performance-based compensation." The Amended Plan has been drafted and is intended to be administered to enable bonuses to qualify as "performance-based compensation."

     Tax Treatment of Bonuses

     The participants will recognize ordinary compensation income in an amount equal to the bonus received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the bonus payment.

                                  PROPOSAL 4

                      RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to shareholder ratification, the Board has reappointed Ernst & Young LLP as the Company's independent public accountants for fiscal 2002. The same firm has served in this capacity since April 1, 1999. Representatives of Ernst & Young will be present at the annual meeting to respond to appropriate questions and to make a statement if they desire.

     The Board recommends that shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 2002.

Audit Fees

     The following table shows the fees billed by Ernst & Young LLP for services rendered to the Company for the 2001 fiscal year.

       Audit Fees ........................................................  $232,000
       Financial Information Systems Design and Implementation Fees ......         0
       All Other Fees ....................................................
       o Audit Related Services ..........................................   153,195
       o Tax Services ....................................................   286,320
                                                                            --------
       Total .............................................................  $671,515

Audit Committee Report

     The Audit Committee is composed of four non-employee Directors, each of whom meets the independence requirements of the New York Stock Exchange. The Committee acts under a written charter adopted by the Board.

     Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company's financial reporting process and internal controls on behalf of the Board.

     The Committee reviewed and discussed the audited financial statements for fiscal 2001 with management and the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, including a discussion of the quality of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the adequacy of internal controls.

     The Committee discussed with the independent public accountants the results of the fiscal 2001 audit and all other matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee received, reviewed and discussed the written disclosures from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of nonaudit services with the independent public accountants' independence.

     The Committee has discussed with the independent public accountants and the Company's internal auditors the overall scope and plans for their respective audits. The Committee meets with the independent public accountants and the internal auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2001 for filing with the Securities and Exchange Commission.

                                                 Mary Elizabeth Burton (Chair)
                                                 Steve Dougherty
                                                 Charles H. Moore
                                                 Paul E. Fulchino

                                                                      EXHIBIT A

                          THE SPORTS AUTHORITY, INC.
                    2000 STOCK OPTION AND STOCK AWARD PLAN,
                                  AS AMENDED

1. Purpose.

     The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan (the "Plan") was adopted by the shareholders of The Sports Authority, Inc. (the "Company"), effective June 1, 2000, and has been amended, effective as of the date of the 2002 Annual Meeting of Shareholders, subject to approval by the shareholders of at such meeting.

     The Plan is intended to attract, retain and reward (i) officers and other key employees of the Company and its "Subsidiaries" (business entities which have a majority of their equity interests owned directly or indirectly by the Company), and (ii) consultants and advisors who perform services for the Company and its Subsidiaries. The Plan is intended to increase the proprietary interest in the Company of such persons by providing further opportunity for ownership of the Company's common shares, $.01 par value (the "Shares") and to increase the incentives to such persons to contribute to the success of the Company's business.

2. Administration.

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") consisting of not less than two directors of the Company appointed by the Board (the "Committee"). Members of the Committee shall be appointed by and serve at the pleasure of the Board. The Committee may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3, as amended from time to time ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").

     The Committee shall have sole discretion and authority to construe and interpret the Plan, to make factual determinations and to establish and amend rules for the administration of the Plan. The Committee shall have no obligation to treat persons uniformly, except to the extent otherwise specifically provided in the Plan. All actions which may be taken by the Committee under the Plan may be taken by the Board. All actions by the Committee or the Board may be taken in its sole discretion and shall be conclusive and binding on all parties.

3. Grants Under the Plan; Shares Reserved.

     Grants under the Plan may consist of grants of incentive stock options ("Incentive Stock Options"), nonqualified stock options ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options") or restricted or unrestricted stock awards ("Stock Awards"). All Options and Stock Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in (i) a Stock Option Agreement for the grant of an Option or (ii) a Stock Award Agreement for the grant of Stock Awards (or an amendment to either of the foregoing). The Committee shall approve the form and provisions of each Stock Option Agreement and Stock Award Agreement.

     The number of Shares reserved for issuance pursuant to Options and Stock Awards under the Plan shall be 5,873,783 Shares, subject to adjustment as described in Section 9 below. In no event may more than 1,600,000 Shares be used for grants of Stock Awards, subject to adjustment as described in Section 9 below. The maximum aggregate number of Shares that shall be subject to grants made under the Plan to any individual during any calendar year shall be 1,000,000 Shares, subject to adjustment as described in Section 9 below. Shares to be issued under the Plan may be either authorized and unissued Shares or issued Shares which shall have been reacquired by the Company. In the event that any outstanding Options or Stock Awards expires or is cancelled, surrendered or terminated for any reason, the Shares allocable to the unexercised portion of such Options or the unvested portion of such Stock Awards may again be subjected to a grant or be issued under the Plan.

4. Grant of Options.

     (a) General Powers of Committee. The Committee may grant Options to (x) officers and other key employees of the Company or its Subsidiaries ("Employees"), including Employees who are members of the Board, and (y) consultants and advisors who perform services for the Company or any of its Subsidiaries ("Key Advisors") (Employees and Key Advisors who receive Options are referred to as "Optionees").

     The Committee shall have sole discretion, in accordance with the provisions of the Plan, to determine to whom an Option is granted, the number of Shares covered by the Option and the terms and conditions of the Option, and shall have the authority to accelerate the vesting or exercisability of any Option. In making such determinations, the Committee may consider the position and responsibilities of the Optionee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant, but shall not be required to treat Optionees uniformly.

     (b) Types of Options. Each Option granted under the Plan shall be a Nonqualified Stock Option unless it is specifically designated by the Committee at the time of grant as an Incentive Stock Option. An Incentive Stock Option is intended to meet the requirements of Section 422 of the Code. Incentive Stock Options may be granted only to Employees of the Company and its subsidiaries (within the meaning of section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees and Key Advisors.

     (c) Options In Lieu of Bonuses. Pursuant to its powers under Section 4(a), and without limiting the foregoing, the Committee may grant Options to Employees wholly or partially in lieu of bonuses otherwise payable under any annual bonus plan of the Company. The Committee shall have sole discretion to determine the method of valuing such Options and bonuses for this purpose, and shall be entitled to grant Options of equal, greater or lesser value, as so determined, than the bonuses that such Options replace. The Committee shall have sole discretion to vary such valuation methods among individual Optionees and from one grant to the next.

     (d) General Provisions. All Options granted under the Plan shall be subject to and governed by the provisions of the Plan, including the terms and conditions set forth in this Section 4 and Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. The date on which an Option shall be granted shall be the date that the Optionee, the number of Shares optioned and the terms and conditions of the Option are determined by the Committee, or as otherwise specified by the Committee. Each Option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.

5. Terms and Conditions of Options.

     (a) Option Price. The purchase price of each Option granted under the Plan shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a Share on the date of grant of such Option. An Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, unless the exercise price per share is not less than 110% of the Fair Market Value of a Share on the date of grant.

     Fair Market Value of a Share for purposes of the Plan shall be deemed to be the closing price on the New York Stock Exchange Composite Transactions Tape (or its equivalent as determined by the Committee, if the Shares are not traded on the New York Stock Exchange) of a Share for the relevant valuation date or, if Shares are not traded on that date, the trading day immediately prior to the relevant valuation date.

   (b) Period of Option, Vesting and When Exercisable.

       (i) The Committee shall establish the term of each Option, which shall not exceed ten years from the date of grant. An Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary, may not have a term that exceeds five years from the date of grant. An Option granted under the Plan may not be exercised after its term or the applicable time limit specified in Section 5(b)(iii). Any Option not exercised within the aforementioned time period shall automatically terminate at the expiration of such period.

       (ii) The time or times during which Options may become nonforfeitable ("vest") or become exercisable, and any conditions pertaining to the vesting or exercisability thereof, shall be determined by the Committee and specified in the Stock Option Agreement. The Committee may grant Options that permit the Optionee to exercise the Options before they vest and receive restricted Shares that will vest over the remainder of the Option's vesting period. Notwithstanding the foregoing, vesting and exercisability shall be accelerated if termination of the employment of the Optionee results from death or total and permanent disability, if termination of the employment of the Optionee occurs at or after age 65 and the Optionee has ten or more years of full-time service with the Company or a Subsidiary, or if and to the extent that the Committee may so determine in its sole discretion.

       (iii) An Option may be exercised by an Optionee only while such Optionee is in the employ of, or providing services to, the Company or a Subsidiary or within three months thereafter, or within such longer period as the Committee may establish in its sole discretion, and only if any limitation upon the vesting of and the right to exercise such option under Section 5(b)(ii) has been removed or has expired prior to termination of employment and exercise is not otherwise precluded hereunder; provided that (i) if at the date of termination of employment, the optionee has ten or more years of full-time service with the Company or a Subsidiary or if termination of employment results from death or total and permanent disability, such three month period shall be extended to three years, and (ii) for then-vested options granted in lieu of bonuses, such three month period shall be extended to three months after the date such options were scheduled to first become exercisable. Employment or service with a Subsidiary shall be deemed terminated on the date a former Subsidiary ceases to be a Subsidiary of the Company.

       (iv) In the event of the disability of an Optionee, an Option which is otherwise exercisable may be exercised as provided in the Stock Option Agreement by the Optionee's legal representative or guardian. In the event of the death of an Optionee, either before or after termination of employment, an Option which is otherwise exercisable may be exercised as provided in the Stock Option Agreement (i) in the case of Nonqualified Stock Options, by the person or persons whom the Optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the Optionee's rights shall have passed by will or the laws of descent and distribution ("Successor(s)") or (ii) in the case of Incentive Stock Options, by the Optionee's Successor. The Committee may require an indemnity and or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

   (c) Exercise and Payment.

       (i) Subject to the provisions of Section 5(b), an Option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares purchased upon the exercise of an Option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid (x) by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole Shares (subject to any restrictions the Committee may impose), or a combination thereof; (y) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee approves. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company and shall have been held by the Optionee for the requisite period to avoid adverse accounting consequences to the Company with respect to the Option.

       (ii) The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the Option. The Committee may, in its sole discretion, permit an Optionee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an Option by electing to (y) have the Company withhold whole Shares, or (z) deliver other whole Shares previously owned by the Optionee having a Fair Market Value not greater than the amount to be withheld; provided that the Fair Market Value of any Shares to be withheld shall not exceed the Optionee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities associated with the transaction.

     (d) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a

Nonqualified Stock Option. The terms "parent" and "subsidiary", when used in the context of Incentive Stock Option requirements, shall have the meanings given those terms in Section 424(f) of the Code.

     (e) Termination of Option by Optionee. An Optionee may at any time elect, in a written notice filed with the Committee, to terminate a Nonqualified Stock Option with respect to any number of shares as to which such Option shall not have been exercised.

     (f) Nontransferability. No Option or any rights with respect thereto shall be subject to any debts or liabilities of an Optionee, nor be assignable or transferable except by will or the laws of descent and distribution or, in the case of Nonqualified Stock Options, as described in subsection (b)(iv) above; provided that, if and to the extent permitted by the Committee, Nonqualified Stock Options and related rights may be transferred during the Optionee's lifetime to one or more of the Optionee's family members or trusts or other entities established for the benefit of family members, and such transferees may exercise rights thereunder in accordance with the terms hereof.

     (g) Rights as a Shareholder. An Optionee shall have no rights as a record holder with respect to Shares covered by his or her Option until the date of issuance to him or her of a certificate evidencing such Shares after the exercise of such Option and payment in full of the purchase price. No adjustment will be made for cash dividends for which the record date is prior to the date such certificate is issued.

6. Grant of Stock Awards

     (a) General Powers of Committee. The Committee may grant Stock Awards, consisting of restricted or unrestricted Shares, to an Employee or Key Advisor ("Grantees") of the Company or its Subsidiaries upon such terms as the Committee deems appropriate. The Committee shall have sole discretion, in accordance with the provisions of the Plan, to determine to whom Stock Awards are granted, the number of Shares subject to the Stock Awards, the nature and duration of any restrictions, and the terms and conditions of each grant. In making such determinations, the Committee may consider the position and responsibilities of the Employee or Key Advisor, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant, but shall not be required to treat eligible persons uniformly.

     (b) General Provisions. Stock Awards granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in this Section 6 and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. The date on which Stock Awards shall be granted shall be the date that the Grantee, the number of Shares granted and the terms and conditions of the grant are determined by the Committee, or as otherwise specified by the Committee. Each grant of Stock Awards shall be evidenced by a Stock Award Agreement in such form as the Committee may from time to time approve.

   (c) Restrictions; Restricted Period.

       (i) The Committee shall determine for each grant of Stock Awards the period, if any, during which transferability shall be restricted and any conditions which must be met during or at the expiration of such period in order for the grant to become vested (the "Restricted Period"). If any condition contained in a grant of Stock Awards is not met within the period of time it is required to be met, the grant shall be forfeited. Stock Awards may be granted with or without vesting restrictions, as the Committee determines.

       (ii) The conditions which must be met for a grant of Stock Awards to become vested may include performance goals of whatever type or nature as the Committee may determine, to be met by the Grantee, the Grantee's business unit, the Company and its Subsidiaries as a whole, or any combination of the foregoing. Any such performance goal may be waived in whole or in part at any time by the Committee, in its sole discretion. If the Stock Awards are intended to meet the requirements of "qualified performance-based compensation" under section 162(m) of the Code, the provisions of subsection (d) below shall apply.

       (iii) Except as otherwise determined by the Committee in the Stock Award Agreement, the conditions which must be met for a grant of Stock Awards to become vested shall include the Grantee's continued employment by, or service to, the Company or its Subsidiaries during the Restricted Period. This condition shall be deemed satisfied and the Restricted Period shall be deemed completed (subject to the satisfaction or waiver by the Committee of any performance goals described in subsection (ii) above) if termination of employment of the grantee results from death or total and permanent disability, if termination of employment of the grantee occurs at or after age 65 and the grantee has ten or more years of full-time service with the Company or a Subsidiary, or if and to the extent that the Committee may determine in its sole discretion.

       (iv) The Committee may allow Grantees to defer the payment of Stock Awards and may provide for the payment of dividend equivalents with respect to deferred Shares.

     (d) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 6(e) shall apply to grants of Stock Awards that are to be considered "qualified performance-based compensation" under section 162(m) of the Code.

       (i) Performance Goals. When Stock Awards that are to be considered "qualified performance-based compensation" are to be granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for the Stock Awards to be granted or the restrictions on the Stock Awards to lapse, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts of Stock Awards that will be granted or for which the restrictions on Stock Awards shall lapse if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the performance of the Employee, the Employee's business unit or the Company and its Subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals which shall be based on one or more of the following criteria: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels, (iii) expense reduction levels, (iv) implementation of critical projects or processes, (v) level of sales, (vi) changes in market price of the Shares, (vii) market share, or
(viii) strategic business criteria consisting of one or more objectives with respect to revenue, market penetration, geographic business expansion, cost targets or acquisitions or divestitures, in each case for the Company and its Subsidiaries as a whole or any combination thereof.

       (ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

       (iii) Maximum Payment. If Stock Awards are granted to an Employee under this subsection (d), not more than 500,000 Shares may be granted to such Employee for any year in the performance period.

       (iv) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees immediately following the announcement of the Company's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the Stock Awards for the performance period shall not be granted or the Stock Awards shall be forfeited, as the case may be.

       (v) Death, Disability, Change in Control or Other Circumstances. The Committee may provide that restrictions on the grant or vesting of Stock Awards shall lapse, in whole or in part, in the event of the Grantee's death or disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

     (e) Manner of Holding and Delivering Certificates for Stock Awards. Each certificate issued for Stock Awards shall be registered in the name of the Grantee and deposited with the Company or its designee in an escrow account, accompanied by a stock power executed in blank by the Grantee covering the Stock Awards. At the end of the Restricted Period, certificates representing the number of Shares to which the Grantee is then entitled shall be released from escrow and delivered to the Grantee free and clear of all restrictions. As an alternative, the Committee may establish appropriate procedures with respect to non-certificated Shares. The Company may defer delivering Shares until satisfactory arrangements have been made for the payment of any tax attributable to the grant or vesting of such Shares. The Committee may, in its sole discretion, permit a Grantee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with a Stock Award by electing to have the Company withhold whole Shares, provided that the amount to be withheld shall not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities associated with the transaction.

     (f) Nontransferability. No restricted Stock Awards granted or held under the Plan shall be subject to any debts or liabilities of a Grantee, nor be assignable or transferable except by will or the laws of descent and distribution.

     (g) Rights as a Shareholder. Except for the restrictions and limitations described in the Plan, a Grantee holding Stock Awards shall have all of the rights of a record holder of the Shares, including the right to receive dividends paid on those Shares and the right to vote them at meetings of shareholders of the Company.

7. Limitations on Rights of Optionees and Grantees.

     (a) Employment or Service. No provision of the Plan, nor any term or condition of any grant of an Option or Stock Awards, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an Optionee or Grantee any right to be retained in the employ of the Company or any Subsidiary or to serve as a Key Advisor, or affect or limit in any way the right of the Company or any Subsidiary to terminate such employment or service by any Optionee or Grantee.

     (b) Conditions. Notwithstanding anything contained herein to the contrary, all rights with respect to all Options and Stock Awards are subject to the conditions that the Optionee or Grantee not engage or have engaged in fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Optionee's or Grantee's duties (other than as a result of total and permanent disability) or material failure or refusal to perform the Optionee's or Grantee's duties at any time while in the employ of the Company or a Subsidiary, and all rights with respect to all Options and Stock Awards are subject to the conditions that the Optionee or Grantee not engage or have engaged in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, during the employment or service of the Optionee or Grantee or following the Optionee's or Grantee's termination of employment or service. If it is determined by the Committee that there has been a failure of any such condition, all Options, and all rights with respect to all Options granted to such Optionee, and all rights with respect to Stock Awards which shall not have then vested shall immediately terminate and be null and void. If a restriction in this Section 7(b) is determined to be overbroad or unenforceable in any respect, such restriction may be modified or narrowed, either by a court or by the Committee, so as to preserve and protect the legitimate interests of the Company and its Subsidiaries, and without negating or impairing any other restrictions or agreements set forth herein. The provisions of this Section 7(b) shall inure to the benefit of any successor of the Company or a Subsidiary by merger or otherwise.

8. Change in Control.

   (a) As herein used a Change in Control shall be deemed to have occurred if:

       (i) the "beneficial ownership" (as defined in Rule l3d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person" as defined in section 13(d) or section 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), or

       (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

       (iii) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

     (b) Notice and Acceleration. Upon a Change in Control, (i) the Company shall provide each Optionee and Grantee with outstanding Options and Stock Awards written notice of such Change in Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable and (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

     (c) Assumption of Options. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (d) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or both of the following actions (other than with respect to stock options or restricted shares granted under the 1994 Stock Option Plan or the 1996 Stock Option and Restricted Stock Plan which were outstanding when this Plan became effective): the Committee may (i) require that Optionees surrender their outstanding Options in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Optionee's unexercised Options exceeds the exercise price of the Options, or (ii) after giving Optionees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

9. Adjustments.

     If there is any change in the number or class of Shares through the declaration of Share dividends, or recapitalization, or combinations or exchanges of such Shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this Section, the aggregate number or class of Shares with respect to which Options or Stock Awards may be granted or which may be issued under the Plan, the per-person limits on grants, the number or class of Shares covered by each outstanding Option and Stock Award grant, and the price per Share of each Option, shall all be appropriately adjusted by the Committee; provided that any fractional Shares resulting from such adjustment shall be eliminated. If a new Option is substituted for the Option granted hereunder, or an assumption of an Option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, split-up, reorganization or liquidation, the new or assumed Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled.

10. Application of Funds.

     The proceeds received by the Company from the sale of Shares pursuant to Options and Stock Awards granted under the Plan will be used for general corporate purposes.

11. Effective Date and Term of Plan.

     The Plan, as amended, shall become effective on May 30, 2002, subject to approval by the Company's shareholders. The term during which Options and Stock Awards may be granted under the Plan shall expire on March 28, 2006. The term of Options granted and Stock Awards made prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

12. Amendments.

     The Board may from time to time alter, amend, suspend or discontinue the Plan; provided that shareholder approval shall be required for any amendment that requires shareholder approval in order for the exemption available under section 162(m) of the Code to be applicable to the Plan, or in order for the applicable Incentive Stock Option or stock exchange requirements to be met.

     The Plan, each Option under the Plan and the grant and exercise thereof, each grant of Stock Awards under the Plan, and the obligation of the Company to sell and issue Shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental, stock exchange and shareholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

13. Severability.

     If any provision of the Plan, any term or condition of any Option or Stock Awards granted or form executed or to be executed thereunder or any application thereof to any person or circumstance is invalid or would result in an Incentive Stock Option failing to meet the requirements of section 422 of the Code, such provision, term, condition or application shall to that extent be void (or, in the sole discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term or condition is severable.

14. Grants in Connection with Corporate Transactions and Otherwise.

     Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other grants outside of this Plan. Without limiting the foregoing, the Committee may make a grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock award grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

15. Governing Law.

     The Plan shall be applied and construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereof, and applicable Federal law.

                                                                      EXHIBIT B

                          THE SPORTS AUTHORITY, INC.
                         ANNUAL INCENTIVE BONUS PLAN,
                                  AS AMENDED

1. Purposes.

     The Sports Authority, Inc. Annual Incentive Bonus Plan (the "Plan") was adopted by the shareholders of The Sports Authority, Inc. (the "Company"), effective May 28, 1998, and has been amended, effective as of the date of the 2002 Annual Meeting of Shareholders, subject to the approval by the shareholders at such meeting.

     The purposes of the Plan are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2. Definitions.

     The following terms, as used herein, shall have the following meanings:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan; the payment of any such award shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

     (c) "Bonus Replacement Options" shall mean options to purchase Shares which are granted pursuant to the Option Plan wholly or partially in lieu of Bonuses foregone pursuant to Section 6(d).

     (d)  "Change in Control" shall mean the occurrence of an event described in
          Section 6(e).

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f)  "Committee" shall mean the Compensation Committee of the Board.

     (g) "Company" shall mean The Sports Authority, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (h) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Option Plan" shall mean The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan and any other plan under which stock options may be granted to employees of the Company which has been approved by the shareholders of the Company.

     (k) "Participant" shall mean an officer or other employee of the Company or one of its Subsidiaries who is eligible to participate herein pursuant to Section 3 of the Plan and for whom a target Bonus is established with respect to the relevant Plan Year.

     (l) "Performance Goal(s)" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 5.

     (m) "Plan" shall mean The Sports Authority, Inc. Annual Incentive Bonus Plan, as amended from time to time.

     (n)  "Plan Year" shall mean the Company's fiscal year.

     (o)  "Shares" shall mean common shares, $.01 par value, of the Company.

     (p) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its employees participate in the Plan.

3. Eligibility.

     All Covered Employees and such other Company officers and key employees of the Company and its Subsidiaries as are designated by the Committee shall participate in the Plan. In determining the persons to whom Bonuses shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

4. No Shares Subject to the Plan.

     No Shares of the Company shall be reserved for, or issued under, the Plan. To the extent that Bonuses are foregone and Bonus Replacement Options are granted in lieu thereof, such Bonus Replacement Options shall be granted under, and the Shares issuable upon exercise of such Bonus Replacement Options shall be issued under, and subject to the terms and conditions of, the Option Plan.

5. Performance Goals.

     (a) In General. Performance Goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels, (iii) expense reduction levels, (iv) implementation of critical projects or processes, (v) level of sales, (vi) changes in market price of the Shares, (vii) market share, or (viii) strategic business criteria consisting of one or more objectives with respect to revenue, market penetration, geographic business expansion, cost targets or acquisitions or divestitures, in each case for the Company and its Subsidiaries as a whole or any combination thereof. To the extent applicable, any such Performance Goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different goals may be applicable to different Participants.

     (b) Establishment of Performance Goals. For each Plan Year, the Committee shall establish in writing (i) the objective Performance Goals that must be met during such Plan Year in order for Bonus payments to be made under the Plan for such Plan Year, (ii) the threshold, target and maximum Bonus payments that may be made if the Performance Goals are met, (iii) for each Covered Employee, the maximum amount of Bonus which may be foregone in exchange for Bonus Replacement Options pursuant to Section 6(d) and the method for determining (A) the number of Shares subject to such Bonus Replacement Options and (B) the exercise price thereof, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The Committee shall take such actions no later than the earlier of (i) 90 days after the beginning of the Plan Year or (ii) the date on which 25% of the Plan Year has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The Performance Goals shall satisfy the requirements for "qualified performance-based compensation" under
Section 162(m) of the Code, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met.

     (c) Certification with Respect to Performance Goals. The Committee shall certify in writing whether and the extent to which the Performance Goals for each Plan Year have been met within 120 days following the end of such Plan Year.

6. Bonuses.

     (a) In General. A Participant's target Bonus for each Plan Year shall be expressed as either a dollar amount or as a percentage of the salary midpoint for the Participant's salary grade as in effect at any time during the Plan Year; provided that the salary midpoint used to determine the target Bonus of each Covered Employee shall be the salary midpoint for such Covered Employee in effect at the time the Committee establishes the Performance Goals for such Plan Year pursuant to Section 5(b). Unless otherwise provided by the Committee in its discretion in connection with terminations of employment or except as set forth in Section 6(e), payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the date of payment of the Bonus. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage shall vary depending upon the extent to which the Performance Goals have been attained and may be lesser than, greater than, or equal to 100%. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

     (b) Special Limitation on Certain Bonuses. Notwithstanding anything to the contrary contained in this Section 6, the actual Bonus paid to the Company's Chief Executive Officer under the Plan for any Plan Year (including the value of Bonus Replacement Options granted as provided in Section 6(d)) may not exceed three times the salary midpoint for the salary grade of the Chief Executive Officer, as in effect at the time the Committee establishes the Performance Goals for such Plan Year pursuant to Section 5(b), as such salary grade midpoint is determined by the Committee based on competitive data, including a survey of comparable companies; and the Bonus for each other Covered Employee under the Plan (including the value of Bonus Replacement Options granted as provided in Section 6(d)) may not exceed two times the salary midpoint for such Covered Employee's salary grade, as in effect at the time the Committee establishes the Performance Goals for such Plan Year pursuant to Section 5(b).

     (c) Time of Payment. Unless otherwise determined by the Committee, or except as provided in Section 6(e), all payments in respect of Bonuses granted hereunder shall be made within a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment and except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified in writing by the Committee pursuant to Section 5(c) and the Committee has informed each Covered Employee of the amount of his or her Bonus.

     (d) Form of Payment. Except as provided in Section 6(e), the Committee may in its discretion allow certain Participants to elect to forego all or a portion of their respective Bonuses and to receive Bonus Replacement Options in lieu thereof. The Committee shall have sole discretion to determine which Participants will be allowed to forego Bonuses as provided above and to set limits on the amount of each Bonus which may be foregone. The Committee shall not be required to treat Participants uniformly or to act on a consistent basis from one Plan Year to the next.

     (e) Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a "Change in Control" of the Company (as defined in this Section 6(e)) shall occur following a Plan Year as to which the Committee has certified that the Performance Goals have been met and has determined the actual Bonuses to be paid (but such Bonuses have not yet been paid), such Bonuses shall be paid immediately in cash, (ii) if a Change in Control shall occur following a Plan Year as to which the Committee has not yet certified whether the Performance Goals have been met and determined the actual Bonuses to be paid, the Committee shall immediately certify whether the Performance Goals have been met and shall immediately determine the actual Bonuses to be paid, and such Bonuses shall be immediately paid in cash, and (iii) if a Change in Control shall occur during a Plan Year as to which target Bonuses have been established but the actual Bonuses to be paid have not yet been determined, such Plan Year shall be deemed to have been completed, the target levels of performance set forth under the respective Performance Goals shall be deemed to have been attained, and a pro rata portion of the Bonus so determined for each Participant for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to each Participant for whom a target Bonus for such Plan Year was established.

     For purposes of this Section 6, a Change in Control of the Company shall occur upon the first to occur of the following:

       (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), or

       (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

       (iii) during any period of three consecutive years beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

7. Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions and limitations contained in the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus (including the partial payment of any Bonus upon a Participant's termination of employment due to death or disability); to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent permitted by Section 162(m); to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations, including factual determinations, deemed necessary or advisable for the administration of the Plan.

     The Committee shall consist of two or more persons each of whom may be an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

8. General Provisions.

     (a) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) No Right To Continued Employment. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (c) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

     (e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment for Participants.

     (f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (h) Interpretation. The Plan is designed and intended to comply with
Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

     (i) Effective Date. The Plan, as amended, shall become effective on May 30, 2002, subject to approval by the Company's shareholders.

     (j) Term. No Bonus may be granted under the Plan with respect to any Plan Year after fiscal year 2007.